As filed with the Securities and Exchange Commission on July 17, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

OHIO (State or Other Jurisdiction of Incorporation or Organization)		34-1860551 (I.R.S. Employer Identification No.)
22801 St. Clair Avenue Cleveland, Ohio 44117-1199

(Address of Principal Executive Offices Including Zip Code)

The Lincoln Electric Company
Employee Savings Plan

(Full Title of the Plan)

Frederick G. Stueber, Esq.
Senior Vice President, General Counsel and Secretary
Lincoln Electric Holdings, Inc.
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199
(Name and Address of Agent For Service)
(216) 481-8100
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered(1)	Price Per Share(2)	Offering Price (2)	Fee

Common Shares without par value	1,000,000	$21.87	$21,870,000	$1,769.28

(1)	Pursuant to Rule 416(i) of the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to The Lincoln Electric Company Employee Savings Plan (“Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on The NASDAQ Stock Market, Inc. on July 14, 2003, within five business days prior to filing.

Exhibit Index Appears on Page 6

Part II

          Pursuant to General Instruction E to Form S-8, the contents of Registration Statement 33-64187 on Form S-8 as filed by The Lincoln Electric Company (predecessor to Lincoln Electric Holdings, Inc.) with the Securities and Exchange Commission (“SEC”) on November 13, 1995 and Post-Effective Amendment No. 1 to Registration Statement 33-64187 on Form S-8 as filed by Lincoln Electric Holdings, Inc. (“Registrant”) with the SEC on June 30, 1998 are incorporated herein by reference.

Item 8.   Exhibits

4(a)	Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registrant’s Registration Statement on Form S-4 of the Registration No. 333-50435, filed on April 17, 1998, and incorporated herein by reference and made a part hereof).

4(b)	Amended Code of Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2000, SEC File No. 0-1402 and incorporated herein by reference and made a part hereof).

4(c)	The Lincoln Electric Company Employee Savings Plan (filed as Exhibit 4(c) to Registrant’s Registration Statement on Form S-8, Registration No. 33-64187, filed on November 13, 1995, and incorporated herein by reference and made a part hereof).

4(d)	Amendment No. 1 to the Plan.

4(e)	Amendment No. 2 to the Plan.

4(f)	Amendment No. 3 to the Plan.

4(g)	Amendment No. 4 to the Plan.

4(h)	Amendment No. 5 to the Plan.

4(i)	Amendment No. 6 to the Plan.

4(j)	Amendment No. 7 to the Plan.

4(k)	Amendment No. 8 to the Plan.

4(l)	Amendment No. 9 to the Plan.

4(m)	Amendment No. 10 to the Plan.

4(n)	Amendment No. 11 to the Plan.

4(o)	Amendment No. 12 to the Plan.

4(p)	Amendment No. 13 to the Plan.

4(q)	Amendment No. 14 to the Plan.

5	Internal Revenue Service Determination Letter dated March 22, 1996 relating to the Plan and Amendment Nos. 1 and 2.

Registrant has submitted Amendment Nos. 3 through 12 to the Plan to the Internal Revenue Service (the “IRS”) and undertakes to submit Amendment Nos. 13 and No. 14 and any subsequent amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.

23	Consent of Independent Auditors, Ernst & Young LLP.

24	Power of Attorney.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 17, 2003.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ H. Jay Elliott H. Jay Elliott, Senior Vice President, Chief Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 17, 2003.

Signature	Title

* Anthony A. Massaro	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

* H. Jay Elliott	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

* Harold L. Adams	Director

* Harry Carlson	Director

* Ranko Cucuz	Director

* David H. Gunning	Director

* Robert J. Knoll	Director

* Paul E. Lego	Director

* G. Russell Lincoln	Director

* Kathryn Jo Lincoln	Director

*
Henry L. Meyer III	Director

*
Hellene S. Runtagh	Director

*
Frank L. Steingass	Director

*
John M. Stropki, Jr.	Director, Executive Vice President and Chief Operating Officer

          * Frederick G. Stueber, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

July 17, 2003	By:	/s/ Frederick G. Stueber Frederick G. Stueber, Attorney-in-Fact

SIGNATURES

          Pursuant to the requirements of the Securities Act, The Lincoln Electric Company Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of July, 2003.

THE LINCOLN ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN

By:	Lincoln Electric Holdings, Inc., Plan Administrator

By:	/s/ H. Jay Elliott H. Jay Elliott, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

4(a)	Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registrant’s Registration Statement on Form S-4 of the Registration No. 333-50435, filed on April 17, 1998, and incorporated herein by reference and made a part hereof).

4(b)	Amended Code of Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2000, SEC File No. 0-1402 and incorporated herein by reference and made a part hereof).

4(c)	The Lincoln Electric Company Employee Savings Plan (filed as Exhibit 4(c) to Registrant’s Registration Statement on Form S-8, Registration No. 33-64187, filed on November 15, 1995, and incorporated herein by reference and made a part hereof).

4(d)	Amendment No. 1 to the Plan.

4(e)	Amendment No. 2 to the Plan.

4(f)	Amendment No. 3 to the Plan.

4(g)	Amendment No. 4 to the Plan.

4(h)	Amendment No. 5 to the Plan.

4(i)	Amendment No. 6 to the Plan.

4(j)	Amendment No. 7 to the Plan.

4(k)	Amendment No. 8 to the Plan.

4(l)	Amendment No. 9 to the Plan.

4(m)	Amendment No. 10 to the Plan.

4(n)	Amendment No. 11 to the Plan.

4(o)	Amendment No. 12 to the Plan.

4(p)	Amendment No. 13 to the Plan.

4(q)	Amendment No. 14 to the Plan.

5	Internal Revenue Service Determination Letter dated March 22, 1996 relating to the Plan and Amendment Nos. 1 and 2.

Registrant has submitted Amendment Nos. 3 through 12 to the Plan to the Internal Revenue Service (the “IRS”) and undertakes to submit Amendment Nos. 13 and 14 and any subsequent amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.

23	Consent of Independent Auditors, Ernst & Young LLP.

24	Power of Attorney.